Exhibit 99.1

© 2 0 2 2 SURF AIR MOBILITY © 2 0 2 2 SURF AIR MOBILITY Advancing the future of flight for the good of people and the planet AUGUST 2022

© 2 0 2 2 SURF AIR MOBILITY About this Presentation This investor presentation (“Presentation”) contains proprietary information of Surf Air Mobility Inc. (“Surf Air Mobility”).This Presentation is made solely for informational purposes, and no representation or warranty, express or implied, is made by Surf Air Mobility or any of its representatives as to the information contained in these materials or disclosed during any related presentations or discussions. This Presentation is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination (the “Business Combination”) between Surf Air Mobility and Tuscan Holdings Corp. II (the “SPAC”) and related transactions and for no other purpose. No representations or warranties, express or implied are given in, or in respect of, this Presentation. To the fullest extent permitted by law in no circumstances will Surf Air Mobility or any of its subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, investment banks, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data used in this Presentation have been obtained from third - party industry publications and sources as well as from research reports prepared for other purposes. Surf Air Mobility has not independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. This data is subject to change. In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of the Business Combination. Viewers of this Presentation should each make their own evaluation of Surf Air Mobility and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. This Presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any security of Surf Air Mobility or any of its affiliates. No such offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended. Forward Looking Statements Certain statements, estimates, targets and projections in this Presentation may be considered forward - looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward - looking statements generally relate to future events or involving, or future performance of, Surf Air Mobility. For example, projections of future EBITDA, statements regarding anticipated growth in the industry in which Surf Air Mobility operates and anticipated growth in demand for Surf Air Mobility’s products, projections of Surf Air Mobility’s future financial results and other metrics, the satisfaction of closing conditions to the Business Combination and the timing of the completion of the Business Combination are forward - looking statements. In some cases, you can identify forward - looking statements by terminology such as “pro forma”, “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward - looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward - looking statements are based upon estimates and assumptions that, while considered reasonable by Surf Air Mobility and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; the outcome of any legal proceedings that may be instituted against Surf Air Mobility, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; the inability to complete the Business Combination due to the failure to obtain approval of the stockholders of Surf Air Mobility, to obtain financing to complete the Business Combination or to satisfy other conditions to closing; changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; the ability to meet stock exchange listing standards following the consummation of the Business Combination; the risk that the Business Combination disrupts current plans and operations of Surf Air Mobility as a result of the announcement and consummation of the Business Combination; the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; costs related to the Business Combination; changes in applicable laws or regulations; the possibility that Surf Air Mobility or the combined company may be adversely affected by other economic, business, regulatory, and/or competitive factors; Surf Air Mobility’s estimates of expenses and profitability; the evolution of the markets in which Surf Air Mobility competes; the ability of Surf Air Mobility to implement its strategic initiatives and continue to innovate its existing products; the ability to respond to failures in our technology or cybersecurity threats affecting our business; the ability to respond to regional downturns or severe weather or catastrophic occurrences or other disruptions or events; the ability to respond to decreases in demand for private aviation services and changes in customer preferences; the ability of Surf Air Mobility to defend its intellectual property and satisfy regulatory requirements; the impact of the COVID - 19 pandemic on Surf Air Mobility’s business; and other risks and uncertainties indicated from the time to time in the registration statement on Form S - 4, including those set forth under “Risk Factors” therein, and other documents filed to be filed with the SEC by Surf Air Mobility. Use of Projections This Presentation contains financial forecasts for Surf Air Mobility with respect to certain financial results for Surf Air Mobility’s fiscal year 2022. The Company’s independent auditors have not audited, studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. These projections are forward - looking statements and should not be relied upon as being necessarily indicative of future results. In this Presentation, certain of the above - mentioned projected information has been provided for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of Surf Air Mobility or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved . Use of Trademarks This Presentation contains trademarks, service marks, trade names and copyrights of Surf Air Mobility and other companies, which are the property of their respective owners. Unaudited Financial Information The financial information and data contained in this presentation is unaudited and does not conform to Regulation S - X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement, registration statement, or prospectus to be filed by Surf Air Mobility with the SEC. Industry and Market Data Unless otherwise indicated, information contained in this presentation concerning the Company’s industry, competitive position and the markets in which it operates is based on information from independent industry and research organizations, other third - party sources and management estimates. Management estimates are derived from publicly - available information released by independent industry analysts and other third - party sources, as well as data from the Company’s internal research, and are based on assumptions made by the Company upon reviewing such data, and the Company’s experience in, and knowledge of, such industry and markets, which the Company believes to be reasonable. While the Company believes that such third - party information is reliable, the Company has not independently verified, and makes no representation as to the accuracy or completeness of, such third - party information. In addition, projections, assumptions and estimates of the future performance of the industry in which the Company operates and the Company’s or the combined entity’s future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by the Company. Additional information about the Business Combination and where to find it. The Business Combination will be submitted to stockholders of the SPAC for their consideration. Surf Air Mobility and the SPAC intend to file a Registration Statement on Form S - 4 with the SEC, which will include preliminary proxy statement and a definitive proxy statement, to be distributed to the SPAC’s stockholders in connection with the SPAC’s solicitation for proxies for the vote by the SPAC’s shareholders in connection with the Business Combination and other matters as described in the definitive proxy statement. After the Registration Statement on Form S - 4 has been filed and declared effective, the SPAC will mail a definitive proxy statement and other relevant documents to its stockholders as of the record date established for voting on the Business Combination. The SPAC’s stockholders and other interested persons are advised to read, once available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with the SPAC’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the Business Combination, because these documents will contain important information about Surf Air Mobility, the SPAC and the Business Combination. Stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the Business Combination and other documents filed with the SEC by the SPAC or Surf Air Mobility, without charge, at the SEC’s website located at www.sec.gov or by directing a request to investors@surfair.com. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. Risk Factors For a non - exhaustive description of the risks relating to an investment in the proposed business combination, please review “Risk Considerations” in the Appendix. Participants in the solicitation Surf Air Mobility, the SPAC and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from the SPAC’s stockholders in connection with the Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of the SPAC’s stockholders in connection with the Business Combination will be set forth in the SPAC’s proxy statement when it is filed with the SEC. You can find more information about the SPAC’s directors and executive officers in the SPAC’s final prospectus filed with the SEC on July 11, 2019. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the SPAC’s proxy statement when it becomes available. Stockholders, potential investors and other interested persons should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above. 2 Disclaimer

© 2 0 2 2 SURF AIR MOBILITY 3 Surf Air Mobility is reinventing flying through the power of electrification, changing everything we’ve come to expect from air travel . © 2 0 2 2 SURF AIR MOBILITY

There's a ~915,000,000+ metric ton carbon problem waiting to be solved

And global aviation emissions are predicted to increase ~6% every year



Electrifying smaller existing aircraft on 50 to 500 mile flights is a significant first step toward decarbonizing air travel

15,000+
existing 9-19 seat turboprop aircraft able to be electrified

~15%
aviation emissions from flights 50-500 miles

Source: Proprietary study conducted by top-tier consultancy for SAM management; 'Clean Skies For Tomorrow' 2019, 'Reducing aviation emissions over the long and short haul' McKinsey 2021

SAM
© 2022 SURF AIR MOBILITY
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© 2 0 2 2 SURF AIR MOBILITY 330,000+ 43 Passengers Airports 2 64,000+ 39 Flights Turboprop aircraft fleet 2 “Surf Air makes my business travel so much simpler and enjoyable.” “It makes it a much more pleasant, connected experience... It’s easier, smoother, more humane, and it’s more efficient.” 5 We know small planes — Mitchell K Customer since 2014 — Dan O Customer since 2020 We have been pioneering a new category of travel since 2013, our turboprop aircraft make it possible to connect regional airports on the Surf Air aviation platform, creating a new type of travel that people love and rely on today. 2021 1 1. 2021 combined operating results Surf Air and Southern; acquisition of Southern i s expected to close concurrently with the deSPAC transaction. 2. 2022 combined Surf Air and Southern aircraft fleet stands at 55 operating into 48 airports © 2 0 2 2 SURF AIR MOBILITY

S©U2R0F 2A2I RSUMROFBAIILRI T M Y O|BIPLRI TOYPRIETARY & CONFIDENTIAL 6 We’ve created a delightful flying experience solving the greatest pain points of commercial flying SKI P THE CROWDS IN A PRIVATE LOUNGE With no hassles in sight, it’s immediately obvious this isn’t the typical airport experience ARRI VE 15 - MINUTES BEFORE TAKE OFF From an airport closer to your home, you’ll fly direct between local airports closer to your destination. SEAMLESS BOOKI NG Saving time starts the moment you reserve your seat in seconds ENJOYABLE FLYI NG EXPERI ENCE You’ll be on your way minutes after touchdown, arriving refreshed and ready for the day ahead . Too airporty, Something with Lainie greeting them without the counter App i l lustration of future release once sustainable aviation fuel is available on fl ight network

© 2 0 2 2 SURF AIR MOBILITY 7 We’ve built a consumer platform to aggregate third - party operators and delight flyers SCHEDULED SERVICE THAT SAVES TIME We believe that frequent scheduled regional flights provide a lower cost entry point to Surf Air ON - DEMAND AIRCRAFT FOR ULTIMATE FLEXIBILITY Third - party operators list aircraft for on - demand service, allowing consumers access to thousands of available aircraft

Electrification is expected to catalyze the 50 to 500 mile regional mobility market, turning it into a potential $200B global opportunity by 2030


N836SA
SURFAIR

Small electrified aircraft can enable a new form of regional mobility:

- An air mobility network connecting the thousands of regional airports the commercial aviation industry cannot serve
- At a price point the consumer expects of commercial aviation
- The level of technology to electrify these aircraft exists today but needs to be certified in order to become a product


$200B
By 2030E
~ $30B
~ $30B
~ $140B
US
Europe
Rest of the world

Sources: proprietary study conducted by top-3 strategy consultancy and Surf Air Mobility management analysis; Assumes a 3.5% switch rate across all modes of existing demand for 50-500 mile mobility (car, train, air, sea, etc.) to the use of a high-frequency, electrified regional air service flying out of small, conveniently located airports with a $125-300 price point per seat. U.S. and Europe market size based on SAM management estimates based on the proprietary study

SAM
© 2022 SURF AIR MOBILITY
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9 Green flying redefines our radius of local possibility YOUR NEW NEIGHBORHOOD +500 Miles YOUR CURRENT NEIGHBORHOOD Los Angeles A new era of air travel expansion made possible with new technologies that reduce emissions and cost 1 noun Green Flying Il lustrative example of regional airport access on electrified aircraft 1. Surf Air Mobility’s internal definition of a new generation of air travel © 2 0 2 2 SURF AIR MOBILITY

© 2 0 2 2 SURF AIR MOBILITY © 2 0 2 2 SURF AIR MOBILITY Illustrative Surf Air Mobility potential Southern California network 10 A new kind of point - to - point air travel can replace busy highways and large crowded airports As aircraft become cheaper to operate with electrification, we believe we can catalyze new routes that change the paradigm of how we move. San Luis Obispo Accessible regional airports Congested large airports Scottsdale Sedona Camarillo Burbank Chino Montgomery Field Brown Field Long Beach Torrance LAX Santa Barbara San Carlos Thermal Palm Springs Oakland Lake Tahoe Monterey Las Vegas Carlsbad SAN Hawthorne

90% of the U.S. population lives less than 30 minutes from an underutilized regional airport

Setting the foundation for a new type of mobility that traditional commercial aviation is unable to accommodate.


BAY AREA
Santa Rosa
Petaluma
Napa
Concord
Oakland
SFO
Livermore
San Carlos
Hayward
Half Moon Bay
Palo Alto
San Jose
Hillview
LOS ANGELES
Whiteman
Van Nuys
Burbank
San Gabriel
La Verne
Ontario
Riverside
Santa Monica
LAX
Hawthorne
Woodley
Fullerton
Torrance
Long Beach
Santa Ana
DALLAS
Northwest Regional
Alliance
McKinney
Addison
DFW
Love Field
Mesquite
Mecham
Grand Prairie
Dallas Executive
Sycamore
Arlington Municipal
NEW YORK
Stewart
Teterboro
White Plains
La Guardia
Grabeski
Morristown
Seaport
Newark
Islip
Linden
Farmingdale
JFK
SOUTH FLORIDA
North Palm Beach
Palm Beach Int'l
Lantana
Boca Raton
Ft. Lauderdale Executive
Pompano Beach
FLL
Opa-Locka
MIA
Miami Executive

Illustrative example of regional airport potential

~5000
Public-use airports in the U.S.

~500
Airports only with commercial service

~30
Airports represent ~70% of all commercial traffic

SAM

© 2022 SURF AIR MOBILITY

Source: 2019 DOT & FAA data and proprietary study conducted by top-three consultancy

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A leadership team with deep industry experience creating a market-responsive, environmentally-conscious, and cost-efficient short-haul mobility ecosystem



STEPHEN VOGEL
Chairman & CEO Tuscan Holdings



CARL ALBERT
Chairman

FAIRCHILD DORNIER



SUDHIN SHAHANI
Co-founder & CEO

SURFAIR AVP



LIAM FAYED
Co-founder & Chief Brand Officer

SURFAIR BESPOKEN NEW YORK



STAN LITTLE
CEO Southern Airways

SOUTHERN AIRWAYS EXPRESS



DEANNA WHITE
Chief Financial Officer

FLEXJET wisk



IDO GRUBERGER
Chief Strategy Officer

BCG



FRED REID
Head of Commercialization & Electrification

airbnb wisk DELTA Lufthansa



WAYNE RANCOURT
Capital Markets

Boise Cascade CVG



CARY BERGER
General Counsel

SULLIVAN & TRIGGS, LLP BROADCOM



JORI JOHNS
VP of Customer Experience

apollojets



HUDSON ANDREWS
VP of Marketing

THRIVE MARKET



JOSH LOWTON
VP of Sales

onefinestay TUI GROUP



JAMIE STRECKER
Head of Business Development

JCB



KEN BIELER
VP of Technical Operations

Virgin America wisk



ADAM GREEN
VP of Network Planning

jetBlue Virgin America airbnb

SAM

© 2022 SURF AIR MOBILITY

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World class team of advisors with expertise in brand building, customer service, aviation and industrials



DR. DAVID AGUS
Founding Director & CEO Ellison Institute / Co-founder Sensei

Ellison Institute SENSEI



MATTHEW ANDERSON
Former ROKU CMO

ROKU



ARIANNA HUFFINGTON
Founder & CEO Thrive Global / Founder Huffington Post

THRIVE GLOBAL
HUFFPOST



EDWARD MADY
Former Area GM Dorchester Collection / Ritz-Carlton

Dorchester Collection



JONATHAN MILDENHALL
Founder CEO 21st Century Brand, Former CMO Airbnb

airbnb Coca-Cola



DR. KARL-THOMAS NEUMANN
Former CEO Continental / VW China / GM Europe

Continental GM



ALEXANDER SCHLAUBITZ
Former CEO DDB Germany / VP Marketing Lufthansa



SIMON TALLING-SMITH
Former CCO of Qatar Airlines / EVP Americas British Airways / President TravelZoo

QATAR BRITISH AIRWAYS TRAVELZOO

SAM
© 2022 SURF AIR MOBILITY
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Robust and diverse revenue base

Scheduled service with ~180 daily departures across multiple markets

Growing software-enabled on-demand air-mobility service

Long term[1] government EAS[2] contracts provide a recurring, stable source of revenue and cash flow


SURFAIR

2021 Revenue Mix

Revenue %


Essential Air Service[2] (EAS) revenue
38%
Scheduled service[3] revenue
51%
On-demand[4] revenue (bookings)
11%

1. Essential Air Service (EAS) contracts terms range from 2 to 4 years
2. Essential Air Service is a U.S. government program which subsidizes commercial air service to remote communities
3. Scheduled service includes ticket revenue, baggage fees and other ancillaries
4. Private air service for hire provided by Surf Air and others

2021 revenue mix shown is pro-forma Surf Air and Southern Airways

The Company's 2021 financials are unaudited and not prepared in accordance with PCAOB audit standards.

SAM
© 2022 SURF AIR MOBILITY
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A demonstrated track record of revenue growth with earnouts in place to incentivize future growth

Future Performance

Projected growth rate expected to be driven by investments in network expansion, growth marketing and enabling technology



~54%2
YoY projected growth rate
~46%
YoY growth rate
$46M unaudited
$67M unaudited
$103M
2020
2021
2022E

Annual earnouts[1] tied to achieving ~100% YoY growth in 2023 and 2024

Certain information on this slide is based on management projections as of the date of this presentation. Management projections reflect significant assumptions and judgments of the management of Surf Air Mobility concerning anticipated results. Please see "Forward-Looking Statements" on slide 2 of this presentation. Chart represents combined results and projections from Surf Air and Southern Airways.
Revenue shown is pro-forma Surf Air and Southern Airways for 2020, 2021 and 2022
The Company's 2020 and 2021 financials are unaudited and not prepared in accordance with PCAOB audit standards.

1. Earnouts apply to SAM management, existing Surf Air and Southern Airways shareholders and SPAC promoter
2. Management estimate taking into account Surf Air and Southern YTD 2022 revenue

SAM

© 2022 SURF AIR MOBILITY

15

© 2 0 2 2 SURF AIR MOBILITY 16 © 2 0 2 2 SURF AIR MOBILITY And now, we are introducing the world to green flying

© 2 0 2 2 SURF AIR MOBILITY 1. Electrified powertrains fully or partially driven by electric energy, e.g. fully - battery electric or hybrid - electric, etc. 17 We are developing electrified 1 powertrains to decarbonize the turboprop category Creating hybrid electric propulsion for certified airframes provides us the fastest path to enable mass adoption . There are over 15 , 000 existing turboprop aircraft worldwide today with the potential to upgrade to our proprietary technology . — not sacrifice aircraft performance — will be priced approximately the same as current engine overhauls occurring normally every ~3 years — not require charging stations enabling hybrid aircraft to fly into any airport Our hybrid electric powertrains will:

The Electrified Cessna Grand Caravan

Our electrified powertrains will be first integrated on one of the world's most popular turboprop aircraft

Introducing

EP1

Cessna Grand Caravan

Substantially reducing the cost of operation of the Cessna Grand Caravan can turn this vehicle into a mass transportation platform.

With over 20M flight hours logged and over 2,800 aircraft delivered, the Caravan is used across passenger, cargo, and military applications, making it one of the most prolific turboprop aircraft.

Powertrains in development

	EP1 Hybrid		EP1 Electric	
Up to	50%	emissions / fuel reduction[1]	100%	emissions / fuel reduction[1]
Up to	25%	operating cost[2] reduction	50+%	operating cost[2] reduction



1. Estimated compared to baseline combustion Caravan
2. Estimated compared to baseline combustion Caravan fuel and engine maintenance cost

SAM © 2022 SURF AIR MOBILITY

18

© 2 0 2 2 SURF AIR MOBILITY 19 SAM’s approach to electrification Certifying 1 our electrified powertrains to replace combustion motors in established, popular aircraft, through Supplemental Type Certification (STC 2 ) The STC process provides the quickest path to electrification by removing the complexity of certifying a new airframe Our STCs are based on proprietary application of state - of - the - art technology and provide a deep moat, governed by the FAA Software based integration in our electrified powertrains creates a closed ecosystem with SaaS - like recurring revenue streams 1. Surf Air Mobility will work with third - party contractors, including AeroTEC and MagniX 2. Supplemental Type Certificate: a national aviation authority approved major modification to an existing type - certified aircraft Image presents an i llustrative configuration of the EP1 aircraft

© 2 0 2 2 SURF AIR MOBILITY 20 © 2 0 2 2 SURF AIR MOBILITY Key component supplier of electric aviation motors Premier aircraft certification and engineering team — Tier - 1 aerospace supplier to top OEMs — 100+ successfully certified STCs — Flew the first experimental fully electric Caravan — Longstanding and successful relationship with the FAA Key partnerships with industry leaders will accelerate our path to commercialization

Green flying: multi-phased approach

Maximum impact at every step of aviation's energy transition

Phase 1



Combustion + Sustainable Aviation Fuel

Set the foundation of the green flying ecosystem

- Expand US network footprint
- Onboard operators and fleets to platform
- Certify hybrid electric Caravan

Near-term

Phase 2



Hybrid + SAF

Fully electric

Deploy proprietary green propulsion technology

- Build global connected aircraft support infrastructure
- Begin international footprint expansion
- Certify fully electric Caravan

Medium-term

Phase 3

Enable electrification at scale

- All scheduled flights on electrified aircraft
- Partner with other OEMs to deploy clean sheet design electrified aircraft
- Potential category leader of electrified aviation

Long-term

SAM © 2022 SURF AIR MOBILITY

Certain information on this slide is based on management projections as of the date of this presentation. Management projections reflect significant assumptions and judgments of the management of Surf Air Mobility concerning anticipated results. Please see "Forward-Looking Statements" on slide 2 of this presentation.

21

© 2 0 2 2 SURF AIR MOBILITY 22 We are joining forces with the world’s largest private aviation terminal operator to rapidly expand the footprint of our green flying solutions Replicate the Surf Air flying experience at mass scale Increase access to sustainable aviation fuel by bringing it to new airports Create the technology for the eventual rollout of electrified aircraft charging stations The world’s largest private aviation terminal operator +

© 2 0 2 2 SURF AIR MOBILITY 23 Diversified current and future revenue streams © 2 0 2 2 SURF AIR MOBILITY Electrified Powertrain Sales 2 Powertrain - as - a - Service, for new aircraft and upgrades of existing Scheduled Flights Flights operated by SAM and partners On - Demand Flights Digital marketplace driven on - demand charter Gov’t & Corporate 1 Contracts Scheduled air - service contracts B2C B2B 1. SAM potential future revenue stream from corporate ‘air - shuttle’ agreements modeled similarly to Southern Airways’ EAS contracts 2. SAM potential future revenue streams based on the sales and leasing of electrified powertrain and associated aircraft Electrified Aircraft Leasing 2 Aircraft - as - a - Service, new and used green aircraft

© 2 0 2 2 SURF AIR MOBILITY 24 We are building the software and hardware that is expected to power green flying Green aircraft with predictive maintenance programs Connected aircraft Powertrain - as - a - Service Electrified, connected aircraft and powertrains Software - as - a - Service Software for distribution and operation of green flights

© 2 0 2 2 SURF AIR MOBILITY © 2 0 2 2 SURF AIR MOBILITY — We are designing our system to be cost comparable to a regulator mandated aircraft engine overhaul, making the economic decision an easy one 25 SAM’s electrified powertrains will create long - term recurring revenue streams Expected recurring revenue over 18+ year product lifetime — Each powertrain is expected to create one - time revenue at sale and recurring revenue streams as it is being used by the operator One - time revenue at sale — SAM’s powertrains are being designed to be installed into newly built aircraft and used to upgrade existing ones Management Estimates

Surf Air Mobility is uniquely positioned to deliver long term value leveraging existing infrastructure and technology



SURFAIR
MOBILITY
Speed to electric commercial viability
LOW
Legacy airlines
Relevant technology maturing next decade
Clean-sheet all electric / eVTOL
Regulatory barriers, community acceptance, and scaling of production
Targets hybrids in marketplace 2025E
HIGH
Energy infrastructure readiness
LOW
Hydrogen
Large investment required in H2 infra.
Fully Electric
Investment in charging infra.
Infrastructure-independent hybrid 1st generation
HIGH
Airport availability
LOW
eVTOL
No dedicated infrastructure today
~5,000 US airports &
~15,000 eligible aircraft
HIGH
Size of market (2030E)
SMALL
Private Aviation
Premium, affluent market
eVTOL
Focus on Shorter haul Urban Air Mobility
Mass market:
B2C and B2B
LARGE

SAM

© 2022 SURF AIR MOBILITY

Certain information on this slide is based on management projections as of the date of this presentation. Management projections reflect significant assumptions and judgments of the management of Surf Air Mobility concerning anticipated results. Please see "Forward-Looking Statements" on slide 2 of this presentation.

26

Win-win proposition across the value chain

AIRPORTS & INFRASTRUCTURE

Higher utilization and passenger numbers leading to increased regional economic activity

CUSTOMERS

More destinations, lower prices, better travel experience


SURFAIR
MOBILITY
SOFTWARE + HARDWARE

OPERATORS

Platform providing consumer demand aggregation and operational tools, electric aircraft, financing for scale

OEMS

Electrified powertrains for existing and future products, and commercialization platform for green aircraft

- Anticipated first mover advantage - being early to market will allow SAM to build up its consumer base, lock down aircraft supply and create strategic pilot pipeline partnerships
- We believe electrification will drive margin expansion of existing high growth air-mobility business and create new B2B revenue streams
- Focus on certified airframes and exclusive supply chain partnerships will accelerate path to electrification at scale
- Platform leverages third party aircraft for scale, and will create distribution channel for OEMs to deploy their electrified aircraft
- Near term growth plan with ~30% of revenue projected to come from long term government contracts
- Tailwinds from the global push to decarbonize and post-pandemic distributed workforces

Sources: Proprietary study conducted by top-tier consultancy for SAM management; *Regional Air Mobility NASA 2021

SAM © 2022 SURF AIR MOBILITY

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© 2 0 2 2 SURF AIR MOBILITY The future of sustainable air travel, today investors@surfair.com © 2 0 2 2 SURF AIR MOBILITY